Exhibit 99.1

Contact:	Patrick J. Sullivan, Chairman, President, & CEO Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

Stephanie Carrington
Media: Greg Tiberend
The Ruth Group: 646-536-7029

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC CORPORATION NAMES CHIEF FINANCIAL OFFICER

Boxborough, Mass., October 25, 2004 – Cytyc Corporation (Nasdaq: CYTC), a leading medical device company focused on women’s health, today announced that Timothy Adams has been named vice president, chief financial officer, and treasurer, a role he will assume on November 8, 2004. Mr. Adams brings to Cytyc more than twenty years of strong financial leadership with worldwide experience in finance, operations, treasury, tax, human resources, and information technology. He will be responsible for global financial operations and investor relations.

“We are delighted to add Tim Adams to our senior management team,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “He is a highly skilled finance professional who brings diverse experience to Cytyc which will be a key asset as we continue our focus on growth in the U.S. and around the world.”

Mr. Adams most recently served as chief financial officer for Modus International, Inc., a $600 million, privately held, global supply chain management company serving the high technology and broadband markets. Modus operates twenty-three solution centers in thirteen countries. Prior to Modus, Mr. Adams served as chief operating and chief financial officer at GeoTrust and chief financial officer at Digex, Inc. In addition, Mr. Adams has held senior financial positions at GTE Internetworking/BBN Planet and Trans National Group Services.

A Certified Public Accountant, Mr. Adams began his career at Price Waterhouse. He received his B.S. from Murray State University, Murray, Kentucky, and an MBA from Boston University.

Mr. Adams replaces Leslie Teso-Lichtman, who has been acting chief financial officer. Ms. Teso-Lichtman will continue in the role of vice president, controller. Mr. Sullivan concluded, “We want to express our thanks to Leslie Teso-Lichtman who made many significant contributions during the time she assumed the additional responsibilities of acting chief financial officer and treasurer. Together she and Mr. Adams have the breadth of expertise and skills to lead a world class financial organization at Cytyc Corporation.”

Cytyc Corporation is a leading medical device company that designs, develops, manufactures, and markets innovative and clinically effective products primarily focused on women’s health. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, and treatment of excessive menstrual bleeding. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. Cytyc Surgical Products, a wholly owned subsidiary of Cytyc Corporation, manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, and NovaSure are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation and the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, included under the heading “Certain Factors Which May Affect Future Results” in its 2003 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

###